NUMBER                          CENTERPOINT                          $
                      PROPERTIES-Registered Trademark-

              8.22% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2004

CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust,
promises to pay to                                               CUSIP







OR REGISTERED ASSIGNS, THE PRINCIPAL SUM OF        DOLLARS, ON JANUARY 15, 2004

                 Interest Payment Dates:  January 15 and July 15
                     Record Dates:  January 1 and July 1
                 Additional Provisions of this Security are set
                     forth on other side of this Security.



Dated:



    CERTIFICATE OF AUTHENTICATION        CENTERPOINT PROPERTIES TRUST
THE FIRST NATIONAL BANK OF CHICAGO,
As Trustee, certifies that this          By:
is one of the Securities
referred to in the within
mentioned Indenture.


By:                                         Secretary           President

           Authorized Signatory



                   CenterPoint Properties Trust
                            (SEAL)

                             CENTERPOINT PROPERTIES TRUST
                         8.22% CONVERTIBLE DEBENTURE DUE 2004


     1. INTEREST. CenterPoint Properties Trust, a Maryland real estate investment trust (the "Company"), as successor to CenterPoint Properties Corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on January 15 and July 15 of each year beginning July 15, 1994. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 10, 1993; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     2. METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders of the Securities at the close of business on the January 1 or July 1 next preceding the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by its check payable in such money. It may mail an interest check to a Holder's registered address.

     The final installment of principal of and premium, if any, on the Security shall be payable only upon surrender of this Security at the office or agency of the Trustee in the Borough of Manhattan, City and State of New York or the City of Chicago, State of Illinois. Payments of principal of and premium, if any, and interest on this Security shall be made at the office or agency of the Trustee maintained in the Borough of Manhattan, City and State of New York or the City of Chicago, State of Illinois, or, in the case of any such payments other than the final payment of principal and premium, if any, at the Company's option, by check mailed to the Person entitled thereto at such Person's address last appearing on the Company's register.

     3. REGISTRAR AND AGENTS. Initially, The First National Bank of Chicago will act as Registrar, Paying Agent, Conversion Agent and agent for service of notices and demands. The Company may change any Registrar, co-registrar, Paying Agent, Conversion Agent and agent for service of notices and demands without notice. The Company or any of its Subsidiaries may act as Paying Agent or Conversion Agent. The address of The First National Bank of Chicago is One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126,
Attention: Corporate Trust Services Division.

     4. INDENTURE: LIMITATIONS. CenterPoint Properties Corporation, the predecessor to the Company, issued the Securities under an Indenture dated as of December 10, 1993 (the "Original Indenture") between CenterPoint Properties Corporation and The First National Bank of Chicago (the "Trustee"). The Company succeeded as obligor of the Securities pursuant to the First Supplemental Indenture dated as of September 1, 1997 (the "Supplemental Indenture"; the Original Indenture as supplemented by the Supplemental Indenture being referred to herein as the "Indenture"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture. The Securities are subject to all such terms, and the Holders of the Securities are referred to the Indenture and said Act for a statement of them.

     The Securities are general unsecured obligations of the Company limited to $58,500,000 principal amount. The Indenture imposes certain limitations on the ability of the Company to, among other things, make payments in respect of its Capital Stock, merge or consolidate with any other person and sell, lease, transfer or otherwise dispose of its properties or assets.

     5. OPTIONAL REDEMPTION BY THE COMPANY. The Company may, at its option, redeem the Securities, in whole or from time to time in part, (i) on any date subsequent to January 14, 1999 at 100% of the principal amount thereof, plus accrued interest to the Redemption Date or (ii) as necessary for the Company to continue to qualify for Federal tax treatment as a real estate investment trust ("REIT") under Section 856(a) (6) of the Internal Revenue Code. With respect to redemptions described in (ii) above, the Securities will be immediately redeemable, at the option of and upon notice by the Company to the extent deemed sufficient in the opinion of the Company's Board of Trustees to prevent the Holder of such Securities or any other person having an interest therein if the Securities were thereupon converted from being deemed to own common shares of beneficial interest in excess of the limits prescribed in Article IV, Section 4.2 of the Company's Declaration of Trust.

     6. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days, but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount may be deemed in part, but only in whole multiples thereof. On and after the Redemption Date interest ceases to accrue on Securities or portions of them called for redemption.

     7. CONVERSION. A Holder of a Security may convert such Security into common shares of beneficial interest of the Company at any time after December 10, 1993 and before the close of business on January 15, 2004. If the Security is called for redemption, the Holder may convert it at any time before the close of business on the date fixed for such redemption. The initial conversion price is $18.25 per share, subject to adjustment in certain events. To determine the number of shares issuable upon conversion of a Security, divide the principal amount to be converted by the conversion price in effect on the conversion date. The Company will deliver a check for any fractional share.

     To convert a Security, a Holder must (1) complete and sign the conversion notice on the back of the Security, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax if required. No payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on common shares of beneficial interest issued on conversion; provided, however, that if a Security is surrendered for conversion after the record date for a payment of interest and on or before the interest payment date, then, notwithstanding such conversion, the interest falling due to such interest payment date will be paid to the Person in whose name the Security is registered at the close of business on such record date and any Security surrendered for conversion during the period from the close of business on any regular record payment date to the opening of business on the corresponding interest payment date must be accompanied by payment of an amount equal to the interest payable on such interest payment date. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple thereof.

     If the Company is a party to a consolidation or merger or a transfer or lease of all or substantially all of its assets, the right to convert a Security into common shares of beneficial interest may be changed into a right to convert it into securities, cash or other assets of the Company or another Person.

     8. SUBORDINATION. This Security is subordinated to all Senior Indebtedness of the Company. To the extent and in the manner provided in the Indenture, Senior Indebtedness must be paid before any payment may be made to any Holders of Securities. Any Securityholder by accepting this Security agrees to the subordination and authorizes the Trustee to give it effect.

     In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of any instrument relating to the Senior Indebtedness or extension or renewal of the Senior Indebtedness.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. This Security is one of a duly authorized issue of Securities of the Company designated as its 8.22% Convertible Subordinated Debentures due 2004 limited in aggregate principal amount to $58,500,000. The Securities are in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof.
A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. the Registrar need not register the transfer of or exchange any Securities selected for redemption for a period of 15 days before a selection of Securities to be redeemed.

     10. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

     11. UNCLAIMED MONEY. If money for the payment of principal or interest on any Securities remains unclaimed for three years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders may look only to the Company for payment.

     12. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. The Indenture will be discharged and canceled except for certain sections thereof upon payment of all the securities, or upon the irrevocable deposit with the Trustee of funds or U.S. Government Obligations maturing on or before such payment date or Redemption Date, sufficient to pay principal, premium, if any, and interest on such payment or redemption.

     13. AMENDMENT AND WAIVER. Subject to certain exceptions, without notice to the Holders of the Securities, the Indenture or the Securities may be amended with the consent of the Holders of at least two-thirds in principal amount of the Securities then outstanding and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Securities then outstanding. Without the consent of or notice to any Securityholder, the Company may amend the Indenture or the Securities to, among other things, provide for uncertificated Securities to cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Securityholder.

     14. SUCCESSORS. When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

     15. DEFAULTS AND REMEDIES. If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of a majority in principal amount of Securities may declare all the Securities become due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it, subject to the provisions of the TIA, before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power with respect to the Securities. The Trustee may withhold from Holders of Securities notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests.
The Company is required to file periodic reports with the Trustee as to the absence of any Default or Event of Default.

     16. TRUSTEE DEALINGS WITH THE COMPANY. The First National Bank of Chicago, the Trustee under the Indenture in its individual or any other capacity may make loans, to accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the company or its Affiliates, as if it were not Trustee.

     17. NO RECOURSE AGAINST OTHERS. No shareholder, director, trustee, officer or incorporator, as such, past, present or future, of the Company or any successor corporation or trust shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

     18. AUTHENTICATION. This Security shall not be valid until the Trustee or an authenticating agent appointed by the Trustee signs the certificate of authentication on the other side of the Security.

     19. ABBREVIATIONS. Customary abbreviations may be used in the name of a Securityholder or an assignee as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties) JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and Supplemental Indenture. It also will furnish the text of this Security in larger type. Requests may be made to: CenterPoint Properties Trust, 401 North Michigan Avenue, Suite 3000, Chicago, Illinois 60611, Attention: President.


                                   ASSIGNMENT FORM

 If you the Holder want to assign this Security, fill in the form below and have your signature guaranteed.
For value received, I or we assign and transfer this Security to
 (INSERT ASSIGNEE'S SOCIAL SECURITY OR
            TAX IDENTIFICATION NUMBER)

________________________________________

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
            (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________

_________________________________________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.
_______________________________________________________________________________
_______________________________________________________________________________
Date_____________________________

Your signature:______________________________________
       (Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:_______________________________________

                                       CONVERSION NOTICE
               To convert this Security into shares of beneficial
               interest of the Company, check the box:   / /
To convert only part of this Security, state the principal amount to be converted (which must be a minimum of $1,000 or any multiple thereof):
                 $_____________________________________________


If you want the Security certificate, if any, made out in another person's name, fill in the form below.
 (INSERT OTHER PERSON'S SOCIAL SECURITY OR
            TAX IDENTIFICATION NUMBER)
____________________________________________



_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
    (Print or type assignee's name, address and zip code)


_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Date__________________________________

Your signature___________________________________________________________
   (Sign exactly as your name appears on the other side of this Security)


Signature Guaranteed By:____________________________________________________